MGP INGREDIENTS REPORTS STRONG FOURTH QUARTER AND
FULL YEAR 2023 RESULTS
Record full year gross profit increased 20% from prior year period
ATCHISON, Kan., February 22, 2024 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the fourth quarter and full year ended December 31, 2023.

2023 fourth quarter consolidated results compared to 2022 fourth quarter
•Sales increased 13% to $214.9 million.
•Gross profit increased 35% to $85.1 million, representing 39.6% of sales.
•Operating income increased 45% to $43.1 million. Adjusted operating income increased 70% to $50.4 million.
•Net income increased 38% to $31.0 million. Adjusted net income increased 63% to $36.6 million.
•Adjusted EBITDA increased 60% to $56.2 million.
•Basic earnings per common share ("EPS") increased to $1.39 per share from $1.02 per share. Adjusted basic EPS increased to $1.64 per share from $1.02 per share.
•Diluted EPS increased to $1.39 per share from $1.01 per share. Adjusted diluted EPS increased to $1.64 per share from $1.01 per share.

2023 full year consolidated results compared to 2022 full year
•Sales increased 7% to $836.5 million.
•Gross profit increased 20% to $304.7 million, representing 36.4% of sales.
•Operating income decreased slightly to $148.6 million. Adjusted operating income increased 21% to $180.3 million.
•Net income decreased 2% to $107.1 million. Adjusted net income increased 20% to $131.1 million.
•Adjusted EBITDA increased 20% to $202.5 million.
•Basic EPS decreased to $4.82 per share from $4.94 per share. Adjusted basic EPS increased to $5.90 per share from $4.94 per share.
•Diluted EPS decreased to $4.80 per share from $4.92 per share. Adjusted diluted EPS increased to $5.88 per share from $4.92 per share.

“We are very pleased with our performance for the quarter and full year and remain confident in the long-term sustainability of our business model,” said David Bratcher, CEO and president of MGP Ingredients. “Our strong financial results for the quarter and year reflect continued strength in each of our business segments and the dedication of our team. Demand for our new distillate and aged whiskey was strong, which resulted in brown goods sales increasing 39% and 26% for the fourth quarter and full year 2023, respectively, as compared to the prior year periods. In our Branded Spirits segment, we continued our premiumization efforts and are pleased that sales of our premium plus portfolio grew 50% in the quarter and 24% overall for the year, which in turn drove further gross margin expansion across the portfolio. As for our Ingredient Solutions business, we remain encouraged by the traction our specialty wheat proteins and starches continue to gain. The results across all three business segments for the fourth quarter and full year demonstrate the continued success of executing our long-term strategy.”

Distilling Solutions
In the fourth quarter 2023, sales for the Distilling Solutions segment increased 8% to $108.9 million, reflecting a 22% increase in sales of premium beverage alcohol. Gross profit increased to $40.0 million or 36.7% of segment sales, compared to $31.7 million, or 31.3% of segment sales in the fourth quarter 2022.

For the full year 2023, Distilling Solutions segment sales increased 5% to $450.9 million, reflecting a 14% increase in sales of premium beverage alcohol, due to continued strong new distillate and aged American whiskey sales. Gross profit increased to $145.0 million, or 32.2% of segment sales, compared to $126.3 million, or 29.5% of segment sales in 2022.

Branded Spirits
For the fourth quarter 2023, sales for the Branded Spirits segment increased 19% to $72.6 million. Sales of the premium plus price tier spirit brands grew 50%. Gross profit increased to $33.1 million, or 45.6% of segment sales compared to $24.7 million, or 40.6% of segment sales in the fourth quarter 2022.

For the full year 2023, Branded Spirits sales increased 7% to $253.9 million, reflecting continued strength in the premium plus portfolio of brands. Sales of the premium plus price tier spirit brands grew 24%. Gross profit increased to $112.8 million, or 44.4% of segment sales, compared to $95.5 million, or 40.1% of segment sales in 2022.

Ingredient Solutions
In the fourth quarter 2023, sales for the Ingredient Solutions segment increased 15% to $33.4 million. Gross profit increased to $12.0 million, or 36.0% of segment sales, compared to $6.9 million, or 23.8% of segment sales in the fourth quarter 2022.

For the full year 2023, Ingredient Solutions segment sales increased 14% to $131.7 million, driven primarily by higher sales of specialty wheat proteins and specialty wheat starches. Gross profit increased to $47.0 million, or 35.7% of segment sales, compared to $31.5 million, or 27.2% of segment sales in 2022.

Other
Advertising and promotion expenses for the fourth quarter 2023 increased $1.5 million, or 14%, to $12.3 million as compared to the fourth quarter 2022. For the full year 2023, advertising and promotion expenses increased $8.5 million, or 29%, to $38.2 million as compared to the full year 2022.

Corporate selling, general and administrative ("SG&A") expenses for the fourth quarter 2023 increased $3.2 million to $25.8 million as compared to the fourth quarter 2022. For the full year, corporate SG&A expenses increased $16.8 million to $91.4 million as compared to 2022.

During the fourth quarter 2023, the impairment of assets and other one-time expenses totaled $1.1 million related to the planned closure of the Atchison distillery, and the change in fair value of the contingent consideration totaled $2.9 million related to the Penelope acquisition. For the full year 2023, the impairment of assets and other one-time expenses totaled $19.4 million related to the planned closure of the Atchison distillery, and the change in fair value of the contingent consideration totaled $7.1 million related to the Penelope acquisition.

The corporate effective tax rate for the fourth quarter 2023 was 24.0%, compared with 19.0% from the year ago period. The corporate effective tax rate for the full year 2023 was 24.4% compared with 22.3% in 2022.

2024 Outlook
MGP is offering the following consolidated guidance for fiscal 2024:

•Sales are projected to be in the range of $742 million to $756 million, following the closure of the Company's Atchison, Kansas distillery in December 2023.
•Adjusted EBITDA is expected to be in the range of $213 million to $217 million, which excludes the add back of share-based compensation expense.a
◦Including the add back of share-based compensation expense, adjusted EBITDA is expected to be in the range of $218 million to $222 million.
•Adjusted basic earnings per common share are forecasted to be in the $6.12 to $6.23 range, with basic weighted average shares outstanding expected to be approximately 22.3 million at year end.

a.Beginning in the first quarter of 2024, the Company intends to add back share-based compensation expense when reporting adjusted EBITDA. Please refer to page 15 for a schedule of historical share-based compensation expense amounts and their respective impacts on previously reported adjusted EBITDA metrics.

“As we look forward, we continue to monitor the potential impact of inventory levels at distributors, overall American whiskey supply and consumption patterns, and inflation on consumers. Despite these industry headwinds, we feel uniquely positioned to grow as a company in this dynamic operating environment, as evidenced by our implied guidance midpoint growth of 6% of adjusted EBITDA for fiscal 2024,” concluded Bratcher.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With distilleries in Kentucky and Indiana, and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer, and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates, and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from four distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson, and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey, and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico, and Dos Primos; and the historic Ross & Squibb Distillery in Lawrenceburg, Indiana, where Penelope Bourbon, Remus Straight Bourbon Whiskey, and

Rossville Union Straight Rye Whiskey are produced. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Green Hat Gin, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey, and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional, and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation statements about the sustainability of the business model of MGP Ingredients, Inc. (the “Company” or “MGP”), its ability to grow, and the Company’s 2024 outlook, including its expectations for sales, adjusted EBITDA, adjusted basic earnings per common share (“EPS”), and shares outstanding. Forward looking statements are usually identified by or are associated with words such as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “project,” “forecast,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and similar terminology. These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, Company financial results, and Company financial condition and are not guarantees of future performance.

All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from our expectations include without limitation any effects of changes in consumer preferences and purchases and our ability to anticipate or react to those changes; our ability to compete effectively; damage to our reputation or that of any of our key customers or their brands; failure to introduce successful new brands and products or have effective marketing or advertising; changes in public opinion about alcohol or our products; our reliance on our distributors to distribute our branded spirits; our reliance on fewer, more profitable customer relationships; interruptions in our operations or a catastrophic event at our facilities; decisions concerning the quantity of maturing stock of our aged distillate; warehouse expansion issues; our reliance on a limited number of suppliers; our reliance on a limited number of suppliers; work disruptions or stoppages; climate change and measures to address climate change; our closure of our Atchison, Kansas distillery; regulation and taxation and compliance with existing or future laws and regulations; tariffs, trade relations, and trade policies; excise taxes, incentives and customs duties; our ability to protect our intellectual property rights and defend against alleged intellectual property rights infringement claims; failure to secure and maintain listings in control states; labeling or warning requirements or limitations on the availability of our products; product recalls or other product liability claims; anti-corruption laws, trade sanctions and restrictions; class action or other litigation; higher costs or the unavailability and cost of raw materials, product ingredients, energy resources, or labor; failure of our information technology systems, networks, processes, associated sites, or service providers; acquisitions and potential future acquisitions; interest rate increases; reliance on key personnel; commercial, political, and financial risks; covenants and other provisions in our credit arrangements; pandemics or other health crises; ability to pay any dividends; limited rights of common stockholders and antitakeover provisions in our governing documents; the impact of issuing shares of our common stock; and the effectiveness or execution of our strategic plan. For further information on these risks and uncertainties and other factors that could affect the Company’s business, see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s other SEC filings. The Company undertakes no obligation to update any forward-looking statements or information in this press release, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, the Company has disclosed adjusted operating income, adjusted income before income taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA and adjusted basic and diluted EPS, as well as guidance for adjusted EBITDA and adjusted basic EPS. The presentation of these non-GAAP financial measures should be reviewed in conjunction with operating income, income before income taxes, net income, net income used in earnings per common share calculation, and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for the GAAP measure. We believe that the non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends, and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of historical non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure. Full year 2024 guidance measures of adjusted EBITDA and adjusted basic EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include without limitation, acquisition related expenses, restructuring and related expenses, and other items not reflective of the Company's ongoing operations.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended December 31, 2022	$29,715
Increase in gross profit - Branded Spirits segment	8,433	29	pp(a)
Increase in gross profit - Distilling Solutions segment	8,326	28	pp
Increase in gross profit - Ingredient Solutions segment	5,173	17	pp
Increase in advertising and promotion expenses	(1,470)	(4)	pp
Increase in SG&A expenses	(3,148)	(11)	pp
Impairment of long-lived assets and other	(1,057)	(4)	pp
Change in fair value of contingent consideration	(2,900)	(10)	pp
Operating income for quarter ended December 31, 2023	$43,072	45%

Operating income, year versus year	Operating Income	Change
Operating income for year ended December 31, 2022	$148,965
Increase in gross profit - Distilling Solutions segment	18,682	13	pp(a)
Increase in gross profit - Branded Spirits segment	17,260	12	pp
Increase in gross profit - Ingredient Solutions segment	15,464	10	pp
Increase in advertising and promotion expenses	(8,499)	(6)	pp
Increase in SG&A expenses	(16,768)	(11)	pp
Impairment of long-lived assets and other	(19,391)	(13)	pp
Change in fair value of contingent consideration	(7,100)	(5)	pp
Operating income for year ended December 31, 2023	$148,613	—%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER SHARE (“EPS”) ROLLFORWARD

Change in EPS, quarter versus quarter	EPS	Change
Basic EPS for quarter ended December 31, 2022	$1.02
Change in operating income (a)	0.49	48	pp(b)
Change in other expense, net (a)	0.03	3	pp
Change in interest expense(a)	(0.04)	(4)	pp
Change in weighted average shares outstanding	(0.01)	(1)	pp
Change in effective tax rate	(0.10)	(10)	pp
Basic EPS for quarter ended December 31, 2023	1.39	36%
Impact of dilutive shares outstanding	—	—	pp
Diluted EPS for quarter ended December 31, 2023	$1.39	36%

Change in EPS, year versus year	EPS	Change
Basic EPS for year ended December 31, 2022	$4.94
Change in operating income(a)	(0.02)	—	pp(b)
Change in interest expense(a)	(0.04)	(1)	pp
Change in other expense, net(a)	0.11	2	pp
Change in weighted average shares outstanding	(0.02)	—	pp
Change in effective tax rate	(0.15)	(3)	pp
Basic EPS for year ended December 31, 2023	4.82	(2)%
Impact of dilutive shares outstanding	(0.02)	(1)	pp
Diluted EPS for year ended December 31, 2023	$4.80	(3)%

(a) Items are net of tax based on the effective tax rate for the base year (2022).
(b) Percentage points ("pp")

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Brown goods	$74,334	$53,624	$20,710	39%
White goods	11,446	16,514	(5,068)	(31)
Premium beverage alcohol	85,780	70,138	15,642	22
Industrial alcohol	8,099	11,671	(3,572)	(31)
Food grade alcohol	93,879	81,809	12,070	15
Fuel grade alcohol	1,835	3,374	(1,539)	(46)
Distillers feed and related co-products	5,525	10,227	(4,702)	(46)
Warehouse services	7,674	5,777	1,897	33
Total Distilling Solutions	$108,913	$101,187	$7,726	8%

	BRANDED SPIRITS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Ultra premium	$20,154	$12,409	$7,745	62%
Super premium	3,810	2,752	1,058	38
Premium	8,149	6,283	1,866	30
Premium plus	32,113	21,444	10,669	50
Mid	20,101	19,122	979	5
Value	11,859	11,091	768	7
Other	8,542	9,204	(662)	(7)
Total Branded Spirits	$72,615	$60,861	$11,754	19%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended December 31,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2023	2022	$ Change	% Change
Specialty wheat starches	$17,073	$15,122	$1,951	13%
Specialty wheat proteins	12,373	10,088	2,285	23
Commodity wheat starches	3,543	3,737	(194)	(5)
Commodity wheat proteins	371	—	371	N/A
Total Ingredient Solutions	$33,360	$28,947	$4,413	15%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Brown goods	$289,191	$229,523	$59,668	26%
White goods	58,645	74,510	(15,865)	(21)
Premium beverage alcohol	347,836	304,033	43,803	14
Industrial alcohol	38,010	46,812	(8,802)	(19)
Food grade alcohol	385,846	350,845	35,001	10
Fuel grade alcohol	7,798	13,681	(5,883)	(43)
Distillers feed and related co-products	28,578	40,354	(11,776)	(29)
Warehouse services	28,632	23,598	5,034	21
Total Distilling Solutions	$450,854	$428,478	$22,376	5%

	BRANDED SPIRITS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Ultra premium	$63,748	$48,245	$15,503	32%
Super premium	13,424	12,274	1,150	9
Premium	28,293	24,211	4,082	17
Premium Plus	105,465	84,730	20,735	24
Mid	75,676	82,530	(6,854)	(8)
Value	47,907	47,395	512	1
Other	24,885	23,284	1,601	7
Total Branded Spirits	$253,933	$237,939	$15,994	7%

	INGREDIENT SOLUTIONS SALES
	Year Ended December 31,		Year versus Year Sales Change Increase/(Decrease)
	2023	2022	$ Change	% Change
Specialty wheat starches	$66,050	$62,567	$3,483	6%
Specialty wheat proteins	48,291	39,313	8,978	23
Commodity wheat starches	16,413	14,023	2,390	17
Commodity wheat proteins	982	38	944	2,484
Total Ingredient Solutions	$131,736	$115,941	$15,795	14%

MGP INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Sales	$214,888	$190,995	$836,523	$782,358
Cost of sales	129,743	127,782	531,811	529,052
Gross profit	85,145	63,213	304,712	253,306

Advertising and promotion expense	12,336	10,866	38,213	29,714
Selling, general and administrative	25,780	22,632	91,395	74,627
Impairment of long-lived assets and other	1,057	—	19,391	—
Change in fair value of contingent consideration	2,900	—	7,100	—
Operating income	43,072	29,715	148,613	148,965

Interest expense, net	(2,017)	(960)	(6,647)	(5,451)
Other expense, net	(225)	(981)	(220)	(3,342)
Income before income taxes	40,830	27,774	141,746	140,172

Income tax expense	9,784	5,263	34,616	31,300
Net income	31,046	22,511	107,130	108,872

Net loss attributable to noncontrolling interest	21	146	345	590
Net income attributable to MGP Ingredients, Inc.	31,067	22,657	107,475	109,462

Income attributable to participating securities	(311)	(180)	(1,074)	(871)
Net income used in earnings per share calculation	$30,756	$22,477	$106,401	$108,591

Weighted average common shares
Basic	22,070,337	22,011,785	22,059,816	22,002,990
Diluted	22,070,337	22,304,093	22,173,918	22,053,966

Earnings per common share
Basic	$1.39	$1.02	$4.82	$4.94
Diluted	$1.39	$1.01	$4.80	$4.92

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$18,388	$47,889
Receivables, net	144,286	109,267
Inventory	346,853	289,722
Prepaid expenses	3,580	2,957
Refundable income taxes	1,190	4,327
Total Current Assets	514,297	454,162

Property, plant, and equipment	489,646	450,800
Less accumulated depreciation and amortization	(227,343)	(215,168)
Property, Plant, and Equipment, net	262,303	235,632
Operating lease right-of-use assets, net	13,975	15,042
Investment in joint ventures	5,197	5,534
Intangible assets, net	271,706	216,768
Goodwill	321,544	226,294
Other assets	3,326	4,779
TOTAL ASSETS	$1,392,348	$1,158,211

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$6,400	$5,600
Accounts payable	73,594	66,432
Federal and state excise taxes payable	2,251	4,627
Accrued expenses and other	31,861	28,716
Total Current Liabilities	114,106	105,375

Long-term debt, less current maturities	85,305	29,510
Convertible senior notes	195,544	195,225
Long-term operating lease liabilities	11,292	11,622
Contingent consideration	69,200	—
Other noncurrent liabilities	4,763	3,723
Deferred income taxes	63,071	67,112
Total Liabilities	543,281	412,567
Total equity	849,067	745,644
TOTAL LIABILITIES AND TOTAL EQUITY	$1,392,348	$1,158,211

MGP INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities
Net income	$107,130	$108,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,113	21,455
Impairment of long-lived assets and other	19,391	—
Share-based compensation	10,635	5,502
Equity method investment loss	337	2,220
Deferred income taxes, including change in valuation allowance	(4,041)	1,011
Change in fair value of contingent consideration	7,100	—
Other, net	728	194
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(32,397)	(16,786)
Inventory	(46,921)	(44,350)
Prepaid expenses	(481)	(1,468)
Income taxes payable (refundable)	3,136	1,212
Accounts payable	(2,406)	10,626
Accrued expenses and other	348	1,984
Federal and state excise taxes payable	(2,375)	(2,365)
Other, net	1,486	829
Net cash provided by operating activities	83,783	88,936

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(55,267)	(45,323)
Purchase of business, net of cash acquired	(103,712)	—
Contributions to equity method investment	—	(2,810)
Other, net	(263)	320
Net cash used in investing activities	(159,242)	(47,813)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(10,675)	(10,646)
Purchase of treasury stock	(801)	(715)
Principal payments on long-term debt	(5,600)	(3,403)
Proceeds from credit agreement - revolver	105,000	—
Payments on credit agreement - revolver	(42,000)	—
Net cash provided by (used in) financing activities	45,924	(14,764)

Effect of exchange rate changes on cash and cash equivalents	34	(38)
Increase (decrease) in cash and cash equivalents	(29,501)	26,321
Cash and cash equivalents, beginning of period	47,889	21,568
Cash and cash equivalents, end of period	$18,388	$47,889

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)(in thousands)

	Quarter Ended December 31, 2023
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$43,072	$40,830	$31,046	$30,756	$1.39	$1.39
Impairment of long-lived assets and other (c)	1,057	1,057	803	803	0.04	0.04
Fair value of contingent consideration(d)	2,900	2,900	2,204	2,204	0.10	0.10
Business acquisition costs (e)	246	246	187	187	0.01	0.01
CEO transition costs (f)	3,134	3,134	2,382	2,382	0.10	0.10
Adjusted Non-GAAP results	$50,409	$48,167	$36,622	$36,332	$1.64	$1.64

	Quarter Ended December 31, 2022
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$29,715	$27,774	$22,511	$22,477	$1.02	$1.01
No adjustments for the period	—	—	—	—	—	—
Adjusted Non-GAAP results	$29,715	$27,774	$22,511	$22,477	$1.02	$1.01

	Year Ended December 31, 2023
	Operating Income	Income before Income Taxes	Net Income(b)	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$148,613	$141,746	$107,130	$106,401	$4.82	$4.80
Impairment of long-lived assets and other(c)	19,391	19,391	14,660	14,660	0.66	0.66
Fair value of contingent consideration(d)	7,100	7,100	5,368	5,368	0.24	0.24
Business acquisition costs (e)	2,060	2,060	1,557	1,557	0.07	0.07
CEO transition costs (f)	3,134	3,134	2,369	2,369	0.11	0.11
Adjusted Non-GAAP results	$180,298	$173,431	$131,084	$130,355	$5.90	$5.88

	Year Ended December 31, 2022
	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic EPS	Diluted EPS
Reported GAAP Results	$148,965	$140,172	$108,872	$108,591	$4.94	$4.92
No adjustments for the period	—	—	—	—	—	—
Adjusted Non-GAAP results	$148,965	$140,172	$108,872	$108,591	$4.94	$4.92

(a)MGP Earnings has been defined as "Net income used in earnings per share calculation."
(b)The tax rate used for non-GAAP items for the quarter and year ended December 31, 2023 was 24.0% and 24.4%, respectively.
(c)The impairment of long-lived assets and other relates to the closure of the Company's distillery located in Atchison, Kansas, which included $17,112 of impairment of assets as well as $2,279 of expenses related to severance costs, inventory write offs, contract termination fees, consulting fees, and other miscellaneous expenses for the year ended December 31, 2023. For the quarter ended December 31, 2023, the full expense amount relates to severance costs, inventory write offs, contract termination fees, consulting fees and other miscellaneous expenses. Impairment of long-lived assets and other are included in the Consolidated Statement of Income as a component of operating income and relates to the Distilling Solutions segment.
(d)Fair value of contingent consideration relates to the quarterly adjustment of the contingent consideration liability related to the acquisition of Penelope Bourbon LLC. It is included in the Consolidated Statement of Income as a component of operating income and relates to the Branded Spirits segment.
(e)Business acquisition costs are included in the Consolidated Statement of Income within the selling, general, and administrative line item and include transaction and integration costs associated with the acquisition of Penelope Bourbon LLC.
(f)The CEO transition costs are included in the Consolidated Statement of Income within the selling, general and administrative line item. The adjustment includes additional employee related costs, specifically share-based compensation expense, in connection with the transition of the CEO position.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(UNAUDITED) (in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net Income	$31,046	$22,511	$107,130	$108,872
Interest expense	2,017	960	6,647	5,451
Income tax expense	9,784	5,263	34,616	31,300
Depreciation and amortization	5,841	5,198	22,113	21,455
Equity method investment	146	1,184	337	2,220
Impairment of long-lived assets and other	1,057	—	19,391	—
Fair value of contingent consideration	2,900	—	7,100	—
Business acquisition costs	246	—	2,060	—
CEO transition costs	3,134	—	3,134	—
Adjusted EBITDA	$56,171	$35,116	$202,528	$169,298

The non-GAAP adjusted EBITDA measure is defined as earnings before interest expense, income tax expense, depreciation and amortization, equity method investment, impairment of long-lived assets and other, fair value of contingent consideration, business acquisition costs, CEO transition costs. See "Reconciliation of selected GAAP measures to adjusted non-GAAP measures" for further details.

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA - ADJUSTING FOR SHARE-BASED COMPENSATION EXPENSE
(UNAUDITED) (in thousands)

Beginning in the first quarter 2024, the Company plans to add back share-based compensation expense to the non-GAAP adjusted EBITDA measure.

	Year Ended December 31,
	2023	2022
Net Income	$107,130	$108,872
Interest expense	6,647	5,451
Income tax expense	34,616	31,300
Depreciation and amortization	22,113	21,455
Equity method investment	337	2,220
Impairment of long-lived assets and other	19,391	—
Fair value of contingent consideration	7,100	—
Business acquisition costs	2,060	—
CEO transition costs	3,134	—
Adjusted EBITDA - as reported historically	202,528	169,298
Share-based compensation expense	7,501	5,502
Adjusted EBITDA- adjusted for share-based compensation	$210,029	$174,800

CEO transition costs are included in the share-based compensation expense on the consolidated financial statements. Total share-based compensation expense was $10,635 for the year ended December 31, 2023.

The non-GAAP adjusted EBITDA- adjusted for share-based compensation is defined as earnings before interest expense, income tax expense, depreciation and amortization, equity method investment, impairment of long-lived assets and other, fair value of contingent consideration, business acquisition costs, CEO transition costs, and share-based compensation expense. See "Reconciliation of selected GAAP measures to adjusted non-GAAP measures" and "Reconciliation of Net Income to Adjusted EBITDA" for further details.

MGP INGREDIENTS, INC.
DILUTIVE SHARES OUTSTANDING CALCULATION
(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Principal amount of the bonds	$201,250,000	$201,250,000	$201,250,000	$201,250,000
Par value	$1,000	$1,000	$1,000	$1,000
Number of bonds outstanding (b)	201,250	201,250	201,250	201,250

Initial conversion rate	10.3911	10.3911	10.3911	10.3911
Conversion price	$96.23620	$96.23620	$96.23620	$96.23620

Average share price (c)	$96.08000	$111.74095	$101.79016	$98.53736
Impact of conversion (d)	$—	$233,673,666	$212,864,486	$206,062,202

Cash paid for principal	(201,250,000)	(201,250,000)	(201,250,000)	(201,250,000)
Conversion premium	$—	$32,423,666	$11,614,486	$4,812,202

Average share price	$96.08000	$111.74095	$101.79016	$98.53736
Conversion premium in shares (a) (e)	—	290,168	114,102	48,836

(a)Number of bonds outstanding is calculated by taking the principal amount of the bonds divided by the par value.

(b)Average share price is calculated by taking the average of the daily closing share price for the period. If the average share price is less than the conversion price of $96.23620 per share, the impact to EPS is anti-dilutive and therefore the shares were excluded from the diluted EPS calculation.

(c)Impact of conversion is calculated by taking the number of bonds outstanding multiplied by the initial conversion rate multiplied by the average share price. If the average share price is less than the conversion price then the impact of conversion is zero.

(d)The impacts of the Convertible Senior Notes were included in the diluted weighted average common shares outstanding if the impact was dilutive. The Convertible Senior Notes would only have a dilutive impact if the average market price per share during the quarter and year to date period exceeds the conversion price of $96.23620 per share.

(e)Conversion premium in shares is calculated by taking the conversion premium divided by the average share price. If the average share price is less than the conversion price, then the conversion premium in shares is zero.

MGP INGREDIENTS, INC.
Purchase Accounting - Summary of Fair Value Step Up
(UNAUDITED)(in thousands)

The acquisition of Penelope Bourbon LLC, which closed on June 1, 2023, was accounted for as a business combination in accordance with Accounting Standard Codification 805, Business Combinations, and as such, assets acquired, liabilities assumed, and consideration transferred were recorded at their estimated fair values on the acquisition date. The table below reflects the summary for distributor relationships purchase price accounting step up to fair value, the related amortization period, and the Income Statement caption within which the adjustment is included.

				Income Statement Impact
	Step Up Value	Amortization Period	Income Statement Caption	Quarter Ended December 31, 2023	Year Ended December 31, 2023
Definite-lived intangible asset - Distributor relationships	$23,700	20 years	SG&A	$296	$691

MGP INGREDIENTS, INC.
Impact of the Planned Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Year Ended December 31, 2023
(UNAUDITED) (in thousands)

	Distilling Solutions
	Year Ended December 31, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown Goods	$289,191	$289,191	$—	—%
White Goods	58,645	14,421	(44,224)	(75)
Premium beverage alcohol	347,836	303,612	(44,224)	(13)
Industrial alcohol	38,010	—	(38,010)	(100)
Food grade alcohol	385,846	303,612	(82,234)	(21)
Fuel grade alcohol	7,798	16	(7,782)	(100)
Distillers feed and related co-products	28,578	10,096	(18,482)	(65)
Warehouse services	28,632	28,632	—	—
Total Sales	$450,854	$342,356	$(108,498)	(24)%

Gross profit	$144,964	$156,075	$11,111	8%
Gross margin %	32.2%	45.6%		13.4	pp(c)

	Ingredient Solutions
	Year Ended December 31, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$66,050	$66,050	$—		—%
Specialty wheat proteins	48,291	48,291	—		—
Commodity wheat starches	16,413	16,413	—		—
Commodity wheat proteins	982	982	—		—
Total Sales	$131,736	$131,736	$—		—%

Gross profit	$46,967	$40,538	$(6,429)	(d)	(14)%
Gross margin %	35.7%	30.8%			(4.9)	pp(c)

	Consolidated
	Year Ended December 31, 2023		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$836,523	$728,025	$(108,498)	(13)%
Gross profit	$304,712	$309,394	$4,682	2%
Gross margin %	36.4%	42.5%		6.1	pp(c)
(a)Represents actual results of the Company for the year ended December 31, 2023, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2023.
(b)Represents the Company's results for the year ended December 31, 2023 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results and are preliminary. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the year ended December 31, 2023 would not have been impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.

MGP INGREDIENTS, INC.
Impact of the Planned Closure of the Atchison Distillery
Segment Operating Results and Pro-Forma Results
Year Ended December 31, 2022
(UNAUDITED) (in thousands)

	Distilling Solutions
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Brown Goods	$229,523	$229,523	$—	—%
White Goods	74,510	24,110	(50,400)	(68)
Premium beverage alcohol	304,033	253,633	(50,400)	(17)
Industrial alcohol	46,812	907	(45,905)	(98)
Food grade alcohol	350,845	254,540	(96,305)	(27)
Fuel grade alcohol	13,681	41	(13,640)	(100)
Distillers feed and related co-products	40,354	9,477	(30,877)	(77)
Warehouse services	23,598	23,598	—	—
Total Sales	$428,478	$287,656	$(140,822)	(33)%

Gross profit	$126,282	$132,388	$6,106	5%
Gross margin %	29.5%	46.0%		16.5	pp(c)

	Ingredient Solutions
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change		% Change
Specialty wheat starches	$62,567	$62,567	$—		—%
Specialty wheat proteins	39,313	39,313	—		—
Commodity wheat starches	14,023	14,023	—		—
Commodity wheat proteins	38	38	—		—
Total Sales	$115,941	$115,941	$—		—%

Gross profit	$31,503	$26,017	$(5,486)	(d)	(17)%
Gross margin %	27.2%	22.4%			(4.8)	pp(c)

	Consolidated
	Year Ended December 31, 2022		Increase/(Decrease)
	As Reported (a)	Pro-Forma(b)	$ Change	% Change
Sales	$782,358	$641,536	$(140,822)	(18)%
Gross profit	$253,306	$253,926	$620	—%
Gross margin %	32.4%	39.6%		7.2	pp(c)

(a)Represents actual results of the Company for the year ended December 31, 2022, as reported in the Company's Annual Report on Form 10-K for the year ended December 31, 2022.
(b)Represents the Company's results for the year ended December 31, 2022 excluding results associated with the Company's Atchison, Kansas distillery. These are pro-forma unaudited financial results and are preliminary. In some circumstances, white goods, industrial alcohol, fuel grade alcohol, and at times certain co-products are produced at the Company's Lawrenceburg, Indiana distillery. The pro-forma financial results assume the loss of the waste starch slurry credit and no gain or loss on the disposal. The results of the Branded Spirits segment for the year ended December 31, 2022 would not have been impacted by a closure of the Atchison, Kansas distillery.
(c)Percentage points (“pp”).
(d)The reduction in gross profit for the Ingredient Solutions segment is the result of increased cost of goods sold from no longer receiving an intercompany credit for the waste starch slurry by-product purchased by the adjoined Atchison, Kansas distillery. The value of the intercompany credit is derived from the value of corn which has fluctuated over time.